Exhibit 1.1

Articles of Incorporation

of

UBIC, Inc.

Effective Date

August 8, 2003

Amendment

August 3, 2004

April 20, 2005

June 29, 2006

February 6, 2007

June 25, 2008

June 23, 2009

January 6, 2010

June 25, 2010

September 26, 2011

April 1, 2012

June 24, 2014

June 23, 2015

CHAPTER I

GENERAL PROVISIONS

Article 1                                                                           Company Name

The name of the Company is KABUSHIKI KAISHA UBIC. The Company shall be styled “UBIC, Inc.” in English.

Article 2                                                                           Purposes

The purposes of the Company are to engage in the following business activities:

1.                                                         to sell, maintain, export and import forensic products;

2.                                                         to develop, manufacture, sell, maintain, export and import products with forensic technology;

3.                                                         to undertake forensic investigation;

4.                                                         to invest, research, educate, train, guide, advise and consult regarding forensic investigation;

5.                                            to develop, manufacture, sell, maintain, export and import products related to discovery and other international litigation support;

6.                                                         to provide discovery and other international litigation support services;

7.                                                         to support information asset management;

8.                                                         to support strategic preventive law management; and

9.                                            to develop, manufacture, sell, maintain, export and import, and provide services as to, products with information analysis technology;

10.                                     to plan, plot, develop, support and provide technology through computer system and software, and manufacture, sell, maintain, export and import related products;

11.                               to conduct any other businesses that are related to or incidental to those matters described above.

Article 3                                                                           Location of Head Office

The head office of the Company shall be located in Minato-ku, Tokyo.

Article 4                                                                           Establishment of Organs

In addition to its General Meeting of Shareholders and appointment of Directors, the Company shall have:

1.                                      Board of Directors

2.                                      Statutory Auditor(s)

3.                                      Board of Statutory Auditors; and

4.                                      Accounting Auditor

Article 5                                                                           Method of Making Public Notices

Public notices of the Company shall be carried in electronic public notice; provided, however, when it is unable to make a public notice by electronic public notice due to an accident or any other inevitable reasons, public notices of the Company shall be published in Japan Economic Newspaper (Nihon Keizai Shinbun) .

CHAPTER II

SHARES

Article 6                                                                           Number of Shares Authorized to be Issued

The total number of shares authorized to be issued by the Company shall be seven million and two hundred thousand (72,000,000) shares.

Article 7                                                                           Acquisition of Treasury Shares

Subject to Article 165 Paragraph 2 of the Company Act, the Company may acquire treasury shares through market transactions by a resolution of the board of directors.

Article 8                                                                           Unit of Share

One (1) unit of the share of the Company shall be composed of ten (100) shares of the Company.

Article 9                                                                           Restriction on Rights in relation to Shareholdings less than One Unit

A shareholder who holds shares less than one unit is not entitled to exercise any rights except for those as follows:

1.                                                              The rights provided in any of Article 189 Paragraph 2 of the Company Act

2.                                                              The right to receive dividends of surplus

3.                                                              The right to demand for acquisition of shares with put option

4.                                                              The rights to be allotted to shares for subscription or share options for subscription

Article 10                                                                    Administrator of the Shareholder Registry

1.                                                              The Company shall appoint the administrator of the shareholder registry.

2.                                              The administrator of the shareholder registry and its business office shall be determined by a resolution of the board of directors.

3.                                               The shareholder registry and the share option registry of the Company shall be kept at the business office of the administrator of shareholder registry. Stating, recording to the shareholder registry or the share option registry, or any other work with respect to the share or the share option of the Company shall not be dealt with by the Company but by the administrator of the shareholder registry.

Article 11                                                                    Share Handling Regulations

Matters of stating or recording to the shareholder registry or the share option registry, any handlings with regard to procedure for exercise of rights by shareholders or any matters with respect to shares and share options, and fees shall be governed by the share handling regulations established by the board of directors, except as otherwise provided for in relevant laws or regulations or in these Articles of Incorporation.

Article 12                                                                    Record Date

1.                                               The Company shall treat the shareholders with voting rights appearing in the shareholder registry as of the last day of each business year as the shareholders entitled to exercise their rights at the ordinary general meeting of shareholders for such business year.

2.                                               In addition to the preceding paragraph, when it is necessary to do so in order to determine who shall be entitled to exercise their rights as shareholders or pledgees, the Company, by a resolution of the board of directors, may fix a special record date, after giving a prior public notice thereof.

CHAPTER III

GENERAL MEETING OF SHAREHOLDERS

Article 13                                                                    Convening General Meeting

An ordinary general meeting of shareholders ( teiji kabunushi sokai ) of the Company shall be convened within three (3) months after the following day of the close of each business year, and an extraordinary general meeting of shareholders ( rinji kabunushi sokai ) shall be convened whenever necessary.

Article 14                                                                    Convener and Chairperson

1.                                                 Unless otherwise provided by laws or regulations, a general meeting of shareholders shall be convened by a president-director and he/she shall preside over the conduct of it as a chairperson in accordance with a decision by a resolution of the board of directors.

2.                                                 In the event that a president-director is not available, one of the other directors shall convene a general meeting of shareholders and act as a chairperson in accordance with the procedures previously established by the board of directors.

Article 15                                                                    Internet Disclosure and Deemed Provision of Reference Documents

Upon convocation of a general meeting of shareholders, internet disclosure of any information that should be stated or presented in reference documents for a general meeting of shareholders, business reports, financial statements and consolidated financial statements in accordance with the Ordinance of the Ministry of Justice may deemed as provision of such information to shareholders.

Article 16                                                                    Proxy Vote

1.                                                              Shareholders may exercise their votes by proxy who is a shareholder of the Company.

2.                                                              In such case set forth in the preceding paragraph, the shareholder or the proxy holder must present to the Company at each general meeting of shareholders a document evidencing his or her proxy authority.

Article 17                                                                    Requirements of Resolution

1.                                                 Unless otherwise provided by laws or regulations or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by a majority vote of shareholders present with voting rights exercisable at such meeting.

2.                                                 Resolutions of a general meeting of shareholders set forth in Article 309 paragraph 2 of the Company Act shall be adopted by a majority of two thirds or more of shareholders with voting rights exercisable at such meeting and in attendance at a meeting which is attended by shareholders representing one third or more of the voting rights.

Article 18                                                                    Minutes of General Meeting of Shareholders

The minutes of a shareholders meeting, which describe or record such as its proceedings, results and any other matters provided in laws or regulations, shall be prepared.

CHAPTER IV

DIRECTORS AND BOARD OF DIRECTORS

Article 19                                                                                            Disposition of Board of Directors

The board of directors shall be settled at the Company.

Article 20                                                                                            Number of Directors

The Company shall install no more than ten (10) directors.

Article 21                                                                                            Appointment and Removal of Directors

1.                                                                                      The directors of the Company shall be appointed at a general meeting of shareholders.

2.                                                                                      The directors of the Company shall be appointed by a resolution of the majority votes in a general meeting of shareholders, at which shareholders representing one-third or more of the voting rights of the shareholders entitled to exercise their voting rights shall be present.

3.                                                                                      The appointment of directors shall not be made by cumulative voting.

4.                                                                                      The directors of the Company shall be removed by two-thirds or more of votes of shareholders with voting rights exercisable and in attendance at a general meeting of shareholders which is attended by shareholders representing more than one half of the voting rights.

Article 22                                                                                            Term of Office of Directors

1.                                                                                      The term of office of a director shall be until the termination of the ordinary general meeting of shareholders for the last business term which ends within two (2) years as from his/her assumption of office.

2.                                                                                      The term of office of a director appointed as a substitute of another director or appointed due to the increase in the number of directors shall be the same as the remaining period of the other remaining directors.

Article 23                                                                                            Representative Director and Titled Director

1.                                                                                      A representative director shall be appointed by a resolution of the board of directors.

2.                                                                                      One (1) president-director ( torishimariyaku-shacho ) shall be appointed by a resolution of the board of directors, and one (1) chairperson of the board, one (1) or more vice-presidents, senior managing directors ( senmu torishimari-yaku ) and ordinary managing directors ( jomu torishimari-yaku ) may be respectively appointed by a resolution of the board of directors, when deemed necessary.

Article 24                                                                                            Convener and Chair Person of Board of Directors

1.                                                                                      Unless otherwise provided by laws or regulations, a meeting of the board of directors shall be convened by a president-director and he/she shall preside over the conduct of it as a chairperson.

2.                                                                                      In the event that the a president-director is not available, one of the other directors shall convene a meeting of the board of directors and act as a chairperson in accordance with the procedures previously established by the board of directors.

Article 25                                                                                            Notice to Convene Meeting of Board of Directors

1.                                                                                      In convening a meeting of the board of directors, a notice to that effect shall be given to each director and statutory auditor by no later than three (3) days prior to the day of such meeting. However, such period may be shortened in time of an emergency.

2.                                                                                      A meeting of the board of directors may be held without any such convening procedures if all of the directors and the statutory auditors consent to the omission.

Article 26                                                                                            Requirements of Resolution of Board of Directors

Resolutions of the board of directors of the Company shall be adopted by a majority vote of directors present, where a majority of the directors with voting rights exercisable are present at the meeting.

Article 27                                                                                            Omission of resolution of meeting of the board of directors

In cases where directors submit a proposal with respect to a matter which is the purpose of the resolution of meeting of the board of directors, if all directors (limited to those who are entitled to participate in votes with respect to such matter) manifest their intention to agree to such proposal in writing or by means of electromagnetic records, it shall be deemed that the resolution to approve such proposal at the board of directors meeting has been made, unless a statutory auditor raises an objection with respect to the same.

Article 28                                                                                            Minutes of Board of Directors

The minutes of a meeting of the board of directors, which describe or record such as its proceedings, results and any other matters provided in laws or regulations, shall be prepared and directors and statutory auditors who attended the meeting shall place their signature, or place their names and seals or electronic signature thereto.

Article 29                                                                                            Board of Directors Regulations

Matters with regard to the board of directors shall be governed by the board of directors regulations established by the board of directors of the Company, except as otherwise provided for in relevant laws or regulations or in these Articles of Incorporation.

Article 30                                                                                            Reward for Directors

The reward, bonus, and any other financial benefit that directors receive as compensation for its execution of duty (“ Reward ”) shall be determined by a resolution of the general meeting of shareholders.

Article 31                                                                                            Limitation of Liability for Directors

1.                                                                                      Liability for damages of directors (including former directors) to the Company due to their failures in duty may be exempted by a resolution of the board of directors in accordance with Article 426 Paragraph 1 of the Company Act only to the extent laws or regulations allow.

2.                                                                                      The Company may enter into contracts with outside directors to exempt the directors (excluding Executive Directors, etc.) from liability for damages that arises from their failures in duty in accordance with Article 427 Paragraph 1 of the Company Act only to the extent laws or regulations allow.

CHAPTER V

STATUTORY AUDITORS AND BOARD OF STATUTORY AUDITORS

Article 32                                                                                            Disposition of Statutory Auditors and Board of Statutory Auditors

Statutory auditors and board of statutory auditors shall be settled at the Company.

Article 33                                                                                            Number of Statutory Auditors

The Company shall install no more than five (5) statutory auditors.

Article 34                                                                                            Appointment of Statutory Auditors

1.                                                                                      The statutory auditors shall be appointed at a general meeting of shareholders.

2.                                                                                      The statutory auditors shall be appointed by a resolution of the majority votes in a general meeting of shareholders, at which shareholders representing one-third or more of the voting rights of the shareholders entitled to exercise their voting rights shall be present.

Article 35                                                                                            Term of Office of Statutory Auditors

1.                                                                                      The term of office of a statutory auditor shall be until the termination of the ordinary general meeting of shareholders for the last business term which ends within four (4) years as from his/her assumption of office.

2.                                                                                      The term of office of a statutory auditor appointed as a substitute of another statutory auditor resigned prior to expiry of his/her term of office shall be the same as the remaining term of office of its predecessor.

Article 36                                                                                            Full-Time Statutory Auditors

Full-time statutory auditor(s) shall be determined by a resolution of the board of statutory auditors.

Article 37                                                                                            Notice to Convene Meeting of Board of Statutory Auditors

1.                                                                                      In convening a meeting of the board of statutory auditors, a notice to that effect shall be given to each statutory auditor by no later than three (3) days prior to the day of such meeting. However, such period may be shortened in time of an emergency.

2.                                                                                      A meeting of the board of statutory auditors may be held without any such convening procedures if all of the statutory auditors consent to the omission.

Article 38                                                                                            Requirements of Resolution of Board of Statutory Auditors

Unless otherwise provided by laws or regulations, resolutions of the board of statutory auditors shall be adopted by a majority vote of the statutory auditors.

Article 39                                                                                            Minutes of Board of Statutory Auditors

The minutes of a meeting of the board of statutory auditors, which describe or record such as its proceedings, results and any other matters provided in laws or regulations, shall be prepared and statutory auditors who attended the meeting shall place their signature, or place their names and seals or electronic signature thereto.

Article 40                                                                                            Reward for Statutory Auditors

Reward for statutory auditors shall be determined by a resolution of the general meeting of shareholders.

Article 41                                                                                            Limitation of Liability for Statutory Auditors

1.                                                                                      Liability for damages of statutory auditors (including former statutory auditors) to the Company due to their failures in duty may be exempted by a resolution of the board of directors in accordance with Article 426 Paragraph 1 of the Company Act only to the extent laws or regulations allow.

2.                                                                                      The Company may enter into contracts with outside statutory auditors to exempt the statutory auditors from liability for damages that arises from their failures in duty in accordance with Article 427 Paragraph 1 of the Company Act only to the extent laws or regulations allow.

CHAPTER VI

ACCOUNTING AUDITOR

Article 42                                                                                            Appointment of Accounting Auditor

The accounting auditors shall be appointed at a general meeting of shareholders.

Article 43                                                                                            Term of Office of Accounting Auditors

1.                                                                                      The term of office of an accounting auditor shall be until the termination of the ordinary general meeting of shareholders for the last business term that ends within one (1) year as from his/her assumption of office.

2.                                                                                      The accounting auditors shall be reappointed at the ordinary general meeting of shareholders set forth in the immediately preceding paragraph, unless otherwise resolved at such ordinary general meeting of shareholders.

Article 44                                                                                            Reward for Accounting Auditors

Reward for accounting auditors shall be determined by a representative director upon obtaining consent of the board of statutory directors.

Article 45                                                                                            Limitation of Liability for Accounting Auditors

1.                                                                                      Liability for damages of accounting auditors (including former accounting auditors) to the Company due to their failures in duty may be exempted by a resolution of the board of directors in accordance with Article 426 Paragraph 1 of the Company Act only to the extent laws or regulations allow.

2.                                                                                      The Company may enter into contracts with accounting auditors to exempt the accounting auditors from liability for damages that arises from their failures in duty in accordance with Article 427 Paragraph 1 of the Company Act only to the extent laws or regulations allow.

CHAPTER VII

ACCOUNT

Article 46                                                                                            Business Term

The business term of the Company shall be one (1) term per year from the first day of April every year through the last day of March of the following year.

Article 47                                                                                            Final Dividend

Final dividend limited to money shall be distributed to those shareholders or registered pledgees listed in the final shareholder registry as of the last day of March every year by a resolution of the general meeting of shareholders.

Article 48                                                                                            Interim Dividend

An interim dividend may be distributed to those shareholders or registered pledgees listed in the final shareholder registry as of the last day of September every year in accordance with Article 454 Paragraph 5 of the Company Act.

Article 49                                                                                            Limitations

1.                                                                                      When the final dividend or the interim dividend is not received even after a lapse of three (3) years as from the day offered for the payment thereof, the Company shall be relieved of the obligation to pay such dividend.

2.                                                                                      Any dividend shall not yield interest.